SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	05-0509802
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.)

One Turks Head Place, Providence, Rhode Island	02903
(Address of Principal Executive Offices)	(Zip Code)

2002 Equity Incentive Plan

Non-Employee Directors Stock Plan, as amended

(Full title of the plans)

Merrill W. Sherman, President

Bancorp Rhode Island, Inc.

One Turks Head Place

Providence, RI 02903

(Name and address of agent for service)

(401) 456-5000

(Telephone number, including area code, of agent for service)

Copy to:

Margaret D. Farrell, Esq.

Hinckley, Allen & Snyder LLP

1500 Fleet Center

Providence, Rhode Island 02903

(401) 274-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock (par value $0.01)	100,000	$39.90	$3,990,000	$426.93

(1)

Based solely on the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of Bancorp Rhode Island, Inc. (the "Registrant") reserved for issuance upon exercise of options granted or to be granted pursuant to the above named stock option plans (the "Plans"). In addition to such shares, this Registration Statement covers an undetermined number of shares of Common Stock of the Registrant that, by reason of certain events specified in the Plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), pursuant to which a total of 100,000 shares of the Registrant's Common Stock that may be acquired upon exercise of options to be granted are deemed to be offered at $39.90 per share, the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock Market® on July 17, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

Note: The documents containing the information specified in this Part I will be sent or given to Plan participants as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

Registration of Additional Shares

The Registrant filed an initial Registration Statement with the Commission on May 24, 2002 on Form S-8, incorporated herein by reference, relating to the Registrant’s 2002 Incentive and Nonqualified Stock Option Plan, as amended and renamed the 2002 Equity Incentive Plan (the “2002 Plan”), and the Non-Employee Directors Stock Plan, as amended (the “Directors Plan”), registering 200,000 shares of Common Stock reserved for issuance upon exercise of options granted or to be granted under the 2002 Plan and an additional 25,000 shares of common stock reserved for issuance upon exercise of options granted or to be granted under the Directors Plan, increasing the number of shares of Common Stock authorized for issuance under the Directors Plan from 40,000 to 65,000. On July 17, 2003, the Registrant filed a Registration Statement with the Commission registering an additional 75,000 shares issuable under the 2002 Plan. On August 17, 2004, the Registrant filed another Registration Statement with the Commission registering an additional 25,000 shares issuable under the 2002 Plan. In addition, on June 27, 2005, the Registrant filed a subsequent Registration Statement with the Commission registering an additional 75,000 shares issuable under the 2002 Plan increasing the total authorized shares issuable under the 2002 Plan from 300,000 to 375,000. On May 17, 2006, the shareholders of the Registrant approved an amendment to the Directors Plan, increasing the number of shares of Common Stock authorized for issuance under the Directors Plan from 65,000 to 90,000. Also, pursuant to Section 4.2 of the 2002 Plan, effective May 17, 2006, the number of shares of Common Stock authorized for issuance under the 2002 Plan automatically increased from 375,000 to 450,000. This Registration Statement shall serve to register the additional 25,000 shares approved for issuance under the Directors Plan and the additional 75,000 shares issuable pursuant to Section 4.2 of the 2002 Plan.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

(1)

The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

(2)	The Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2005.

(3)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

(4)	The Registrant’s Definitive Proxy Statement filed with the Commission on

April 14, 2006 in connection with the Registrant's Annual Meeting of Shareholders held on May 17, 2006.

(5)	The Registrant’s Current Report on Form 8-K filed with the Commission on July 18, 2006.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal year ended December 31, 2005 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Registrant will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Linda H. Simmons, Chief Financial Officer, Bank Rhode Island, One Turks Head Place, Providence, Rhode Island 02903. Telephone requests may be directed to (401) 456-5000.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters in connection with the validity of the shares of Common Stock offered hereby have been passed upon for the Registrant by Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island 02903. Margaret D. Farrell, a partner of Hinckley, Allen & Snyder LLP, is the Secretary of the Registrant and a member of the Registrant's Board of Directors.

Item 6.	Indemnification of Directors and Officers.

Item 20. "Indemnification of Directors and Officers" of Part II of the Form S-4 Registration Statement declared effective by the Commission on April 13, 2000, including all amendments or reports filed for the purpose of updating such information, is hereby incorporated by reference in this registration statement.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

5	Opinion of Hinckley, Allen & Snyder LLP

23.1	Consent of KPMG LLP

23.2	Consent of Hinckley, Allen & Snyder LLP
(contained in their opinion filed as Exhibit 5)

24	Power of Attorney (included on signature page of
this Registration Statement)

Item 9.	Undertakings.

Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, that are incorporated by reference in this Registration Statement.

(2)  That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on the 18th day of July, 2006.

BANCORP RHODE ISLAND, INC.

By:/s/ Merrill W. Sherman

Merrill W. Sherman

President and Chief Executive Officer

We, the undersigned officers and directors of Bancorp Rhode Island, Inc., in the City of Providence, Rhode Island hereby severally constitute and appoint Merrill W. Sherman and Linda H. Simmons our true and lawful attorneys with full power of substitution together, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Bancorp Rhode Island, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Merrill W. Sherman Merrill W. Sherman	President and Chief Executive Officer; Director	July 18, 2006
/s/ Linda H. Simmons Linda H. Simmons	Chief Financial Officer and Treasurer	July 18, 2006
/s/ Michael J. Hebert Michael J. Hebert	Principal Accounting Officer	July 18, 2006
/s/ Karen Adams Karen Adams	Director	July 18, 2006

/s/ Anthony F. Andrade Anthony F. Andrade	Director	July 18, 2006
/s/ John R. Berger John R. Berger	Director	July 18, 2006
/s/ Malcolm G. Chace Malcolm G. Chace	Director	July 18, 2006
/s/ Ernest J. Chornyei, Jr. Ernest J. Chornyei, Jr.	Director	July 18, 2006
/s/ Meredith A. Curren Meredith A. Curren	Director	July 18, 2006
/s/ Karl F. Ericson Karl F. Ericson	Director	July 18, 2006
/s/ Margaret D. Farrell Margaret D. Farrell	Director	July 18, 2006
/s/ Mark R. Feinstein Mark R. Feinstein	Director	July 18, 2006
/s/ Edward J. Mack II Edward J. Mack II	Director	July 18, 2006

/s/ Bogdan Nowak Bogdan Nowak	Director	July 18, 2006
/s/ Pablo Rodriguez Pablo Rodriguez	Director	July 18, 2006
/s/ Cheryl W. Snead Cheryl W. Snead	Director	July 18, 2006
/s/ John A. Yena John A. Yena	Director	July 18, 2006

EXHIBIT INDEX

EXHIBIT

NUMBER	EXHIBIT

5	Opinion of Hinckley, Allen &
Snyder LLP

23.1	Consent of KPMG LLP

23.2	Consent of Hinckley, Allen &
Snyder LLP (contained in their
opinion filed as Exhibit 5)

24	Power of Attorney (included on
signature page of this Registration
Statement)